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                                                                   Exhibit 23.01


                          INDEPENDENT AUDITORS CONSENT


The Board of Directors
MyPoints.com, Inc.:

We consent to the inclusion of our report dated January 27, 2000, with respect to the balance sheets of Alliance Development Group, Inc. as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the Form 8-K of MyPoints.com, Inc. dated March 28, 2000.




Boston, Massachusetts
March 28, 2000